                                                                    Exhibit 10.1
                                                                    19 May 1997

                                     EUROPE

                 SHARE REPURCHASE AND SHARE EXCHANGE AGREEMENT
                 ---------------------------------------------


The undersigned:
----------------

FCB International Inc., a company incorporated under the laws of the state of Delaware, having its principal office at Chicago, Illinois, United States of America (hereinafter called "FCBI"); and

True North Communications Inc., a company incorporated under the laws of the state of Delaware, having its principal office at Chicago, Illinois, United States of America (hereinafter called "True North"); and

True North Holding Netherlands B.V., a company incorporated under the laws of the Netherlands, having its principal office at Amsterdam, the Netherlands (hereinafter called "DutchCo"); and

Publicis Communication, a company incorporated under the laws of France, having its principal office at Paris, France (hereinafter called "Publicis"); and

Publicis FCB Europe B.V., a company incorporated under the laws of the Netherlands, having its principal office at Amsterdam, the Netherlands (hereinafter called "PBV").


WHEREAS:

a. FCBI, True North, DutchCo, Publicis, PBV and Publicis S.A., a company incorporated under the laws of France, have entered into agreements dated as of the date hereof pursuant to which, among other things, all formerly existing differences between True North and FCBI on the one side and Publicis, PBV and Publicis S.A. on the other side have been finally resolved and settled; and

b. FCBI and Publicis have agreed that PBV will no longer be their joint venture and will become a wholly owned subsidiary of Publicis.

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Have agreed as follows:
----------------------

  The parties agree that DutchCo and/or FCBI shall exchange with and transfer to PBV and/or Publicis 78,400 shares of the share capital of PBV (the "PBV Shares"), representing 49% of the entire issued share capital of PBV, against transfer and delivery to DutchCo and/or FCBI of (i) 142,627 shares of the capital stock of Publicis (the "Publicis Shares") and (ii) the following: (1) 100% of the issued and outstanding share capital of the French company FCB S.A., (2) 100% of the issued and outstanding share capital of FCB Advertising,
  (3) 83% of the issued and outstanding share capital of the Portuguese company FCB-Publicidade, Lda, and (4) the beneficial ownership of two thousand (2,000) shares of Gnomi FCB SA, a company under Greek law, including the right to demand the transfer of legal title to these shares at any time. After the issuance by Publicis of the 142,627 shares referred to in this paragraph, affiliates of True North will in the aggregate own no less than 26.5% of the entire share capital of Publicis.

Prior to effecting the transactions contemplated by article 1 of this agreement:

     a. FCBI will have transferred all or a portion of the PBV Shares to DutchCo.

     b. FCB Advertising Limited, a company incorporated in England and Wales ("FCB Advertising"), will have purchased from Paulo de Abreu 7% of the share capital of the Portuguese company FCB-Publicidade, Lta. ("Publicidade"), and Mr. De Abreu will have waived any and all preemptive rights that he may have with respect to the share capital of Publicidade;

     c. PBV will have caused Multi Market Services Limited ("MMS"), a company under English law and a wholly owned subsidiary of PBV, to transfer to PBV all of the shares of FCB Advertising held by MMS; and will have caused Foote, Cone & Beldings MMS Limited to transfer to PBV all of the shares of FCB Advertising held by such entity.

     d. At True North's request, FCB Advertising shall have acquired the minority interests in FCB S.A. from six minority shareholders for an amount equal to U.S. $170,000 with funds loaned to FCB Advertising by FCBI in such amount.

     e. At True North's request, PBV shall have transferred its beneficial ownership of 2,000 shares of Gnomi FCB S.A. to FCB S.A.

Each party will take, and will cause its direct and indirect subsidiaries to take, such actions as are within its control to cause the transactions referred to in this article 2.

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  The transactions described in article 1 shall be carried out on June 10, 1997 pursuant to notarial deeds of transfer and other necessary legal documentation. Each of Publicis, PBV, FCBI and DutchCo shall execute and deliver any and all instruments, transfers or other documents necessary or appropriate under any applicable law (including powers of attorney and revocation of existing agencies and powers of attorney) to fully transfer ownership of the shares of, and full control of, FCB S.A., FCB Advertising and FCB-Publicidade, Lda. agreed to be transferred hereunder to DutchCo and/or FCBI, and to fully transfer ownership of the PBV Shares agreed to be transferred hereunder to PBV and/or Publicis.

  True North, FCBI and DutchCo represent and warrant to and agree with Publicis and PBV as of the date hereof and also as of the day of completion of the transactions contemplated hereby that:

     a. The authorized capital stock of PBV is 800,000 shares, nominal value 250 Dutch Guilders per share, of which 160,000 are issued and outstanding (78,400, or 49%, of which are owned of record and beneficially by FCBI and DutchCo in the aggregate). No options, warrants, preemptive or subscription rights or other rights to acquire, as a result of purchase, subscription, conversion, exchange or otherwise, or agreements or commitments to issue or sell, shares of the capital stock of PBV are outstanding as of the date hereof.

     b. FCBI and/or DutchCo has, good and marketable title to the PBV Shares, free and clear of all liens, security interests, claims, encumbrances and restrictions of any kind whatsoever other than any thereof in favor of Publicis or PBV.

     c. DutchCo has the full power and authority to transfer the PBV Shares contemplated to be transferred under article 1 hereof, and upon the transfer of such shares pursuant to article 1 hereof, good and marketable title to such shares will be transferred to PBV, and such shares, when so transferred, shall be free and clear of all liens, security interests, claims, encumbrances and restrictions of any kind whatsoever (except for any thereof that may have been granted or imposed by Publicis or PBV).

     d.   The PBV Shares have been paid up in full.

     e. PBV is a company duly incorporated under the laws of the Netherlands, and no resolution to dissolve PBV has been adopted.

     f. Since December 31, 1996 FCBI and DutchCo have not caused PBV to engage in any material transaction other than in the ordinary course of business (except as contemplated by this agreement and related agreements).

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  Publicis and PBV represent and warrant to and agree with True North, FCBI and
  DutchCo as of the date hereof and also as of the day of completion of the transactions contemplated hereby that, subject to the confirmation of counsel in each jurisdiction as to technical local law matters:

     a. After giving effect to the issuance of the shares of Publicis contemplated to be transferred pursuant to article 1 of this agreement (the "Communication Shares"), DutchCo, FCBI and True North will own of record, in the aggregate, not less than 26.5% of the issued and outstanding share capital and voting power of Publicis, all of which will constitute fully paid and nonassessable shares. No options, warrants, preemptive or subscription rights or other rights to acquire, as a result of purchase, subscription, conversion, exchange or otherwise, or agreements or commitments to issue or sell, shares of the capital stock of Publicis are outstanding as of the date hereof.

     b. The Communication Shares to be transferred to DutchCo and/or FCBI hereunder have been duly authorized, and when issued as contemplated herein, the Communication Shares will constitute validly issued and outstanding, fully paid and non-assessable shares of capital stock of Publicis.

     c. Since December 31, 1996, Publicis has engaged in no material transactions other than in the ordinary course of business (except as contemplated by this agreement and related agreements).

     d. Publicis is a company duly incorporated under the laws of France, and no resolution to dissolve Publicis has been adopted.

     e. Except as previously disclosed to True North, FCBI and DutchCo in writing in connection with the preparation of this agreement and related agreements, other than in the ordinary course of business neither Publicis nor any of its subsidiaries or affiliates is a party to any contract or other arrangement with any of FCB Advertising, FCB S.A. or FCB-Publicidade, Lda. or any of their respective subsidiaries, which calls for aggregate payments in excess of $150,000.

     f. Immediately before giving effect to the completion of the transactions described in article 1, PBV will be the only legal and beneficial owner of 100% of the issued and outstanding share capital of each of FCB S.A. (including indirect ownership) and FCB Advertising, and 83% of the issued and outstanding share capital of FCB Publicidade, Lda; and FCB S.A. shall have beneficial ownership of 2,000 shares of Gnomi FCB S.A. and no options, warrants, preemptive or subscription rights or other rights to acquire, as a result of purchase, subscription, conversion, exchange or otherwise, or agreements or commitments to issue or sell, such shares of capital stock are outstanding as of the date hereof.

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     g.   PBV will have as of the completion of the transactions described in article 1 hereof good and marketable title to the shares described as owned by it in paragraph g above, free and clear of all liens, security interests, claims, encumbrances and restrictions of any kind whatsoever.

     h. PBV has the full power and authority to transfer the shares of capital stock of FCB Advertising, FCB-Publicidade, Lda. and FCB S.A. (the "Compensation Shares") contemplated to be transferred under article 1 hereof, and upon the transfer of the Compensation Shares pursuant to article 1 hereof, good and marketable title to such Compensation Shares will be transferred to DutchCo and/or FCBI and such Compensation Shares, when so transferred, shall be free and clear of all liens, security interests, claims, encumbrances and restrictions of any kind whatsoever (except for any thereof that may have been granted or imposed by DutchCo and/or FCBI).

     i.   The shares to be transferred by PBV to DutchCo and/or FCBI under article 1 hereof have been paid up in full.

     j. Each of FCB Advertising, FCB-Publicidade, Lda. and FCB S.A. has been duly organized under the laws of its jurisdiction of organization, and no resolution to dissolve FCB Advertising, FCB-Publicidade, Lda. or FCB S.A. has been adopted.

     k. Since December 31, 1996, neither Publicis nor PBV has caused any of FCB Advertising, FCB-Publicidade, Lda., FCB S.A. or Gnomi FCB S.A. or any subsidiaries of any thereof to engage in any material transaction other than in the ordinary course of business (except as contemplated by this agreement and related agreements), and none of FCB S.A., FCB Advertising or FCB-Publicidade, Lda. has or will at the closing have declared, set aside or paid any dividends or other distributions, directly or indirectly, in respect of such company's capital stock or redeemed or repurchased any shares of its capital stock except for dividends which shall not exceed FFr 20,000,000 in the aggregate.

     l. Immediately before giving effect to the completion of the transactions described in article 1, FCB S.A.'s beneficial ownership of 2,000 shares of Gnomi FCB S.A. will be free and clear of all liens, security interests, claims, encumbrances and restrictions of any kind whatsoever; and Gnomi FCB S.A. has not been liquidated.

  (a) In recognition of the fact that Publicis and PBV are not in control of Gnomi FCB S.A., their representations and warranties in Article 5, insofar as they relate to Gnomi FCB S.A., are understood to be based upon the actual knowledge of the executive officers of Publicis and, further, an error therein shall not be a breach or otherwise give rise to a claim against Publicis or PBV if such error was known or should have been known by the True North or any of its affiliates.

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  (b) In recognition of the fact that True North and its affiliates are not in control of PBV, their representations and warranties in Article 4, insofar as they relate to PBV, are understood to be based upon the actual knowledge of the executive officers of True North and, further, an error therein shall not be a breach or otherwise give rise to a claim against True North, FCBI or DutchCo if such error was known or should have been known by Publicis or any of its affiliates.


This agreement shall be governed by the laws of France except as provided in applicable notarial deeds and other transfer documents.


The rights and remedies of the parties in respect of any breach of the warranties in articles 4 or 5 shall not be affected by the transfer of any shares or capital stock pursuant to this agreement or the notarial deeds contemplated hereby.


Thus agreed and signed in five original copies in New York on 19 May 1997.



FCB International Inc.                 Publicis Communication


/s/ Theodore J. Theophilos             /s/ Maurice Levy
--------------------------------       ------------------------------------
By: Theodore J. Theophilos             By: Maurice Levy
Title: Executive Vice President        Title: Director General



Publicis FCB Europe B.V.               True North Communications Inc.


/s/ Maurice Levy                       /s/ Stephen T. Vehslage
--------------------------------       ------------------------------------
By: Maurice Levy                       By: Stephen T. Vehslage
Title: President Director              Title: Director, Chairman of Special
                                              Committee

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True North Holding
Netherlands B.V.


/s/ Theodore J. Theophilos
--------------------------------
By: Theodore J. Theophilos
Title: Executive Vice President